UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2005

CNL Income Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue, Orlando, Florida 32801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 407-650-1000

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

On October 14, 2005 CNL Income Properties, Inc. filed a Form 8-K disclosing its acquisition of the Wolf Dells Property and the Wolf Sandusky Property. The Form 8-K is hereby amended to include the required financial information.

Item 9.01	Financial Statements and Exhibits

(a)    Financial Statements of Businesses Acquired

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2005	CNL INCOME PROPERTIES, INC.

	By:	/s/ Tammie A. Quinlan
Name: Tammie A. Quinlan Title: Chief Financial Officer

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

UNAUDITED COMBINED BALANCE SHEET

June 30, 2005
Assets
Current Assets
Cash and cash equivalents	$861,738
Accounts receivable	331,990
Inventories	808,415
Prepaid expenses and other	437,340

Total Current Assets	2,439,483

Property and Equipment	88,772,136

Other Assets
Goodwill, net	64,510,649

Total Other Assets	64,510,649

TOTAL ASSETS	$155,722,268

Liabilities And Members’ Equity
Current Liabilities
Accounts payable	$3,668,180
Accounts payable, related party	84,057,732
Accrued expenses	1,546,263
Accrued real estate taxes	706,722
Gift certificates payable	897,113
Advance deposits	1,738,090
Deferred revenue	1,817,639

Total Current Liabilities	94,431,739

Total Liabilities	94,431,739

Members’ Equity	61,290,529

TOTAL LIABILITIES & EQUITY	$155,722,268

See accompanying notes to unaudited combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

UNAUDITED COMBINED STATEMENT OF OPERATIONS

Six Months Ended June 30, 2005
Revenues
Rooms	$12,890,035
Food and beverage	3,155,530
Other hotel operations	2,599,574

Total Revenues	18,645,139

Departmental Expenses
Rooms	2,249,341
Food and beverage	2,586,623
Other	2,312,199

Total Departmental Expenses	7,148,163

Operating Expenses
Selling, general and administrative	4,784,417
Property operating costs	2,749,368
Depreciation and amortization	3,828,126

Total Operating Expense	11,361,911

Income From Operations	135,065

Other Income (Expense)
Interest Income	9,089
Interest Expense	(153)

Total Other Income (Expense)	144,001

Net Income	$144,001

See accompanying notes to unaudited combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

UNAUDITED COMBINED STATEMENT OF CASH FLOWS

Six Months Ended June 30, 2005
Cash Flows From Operating Activities
Net income (loss)	$144,001
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,828,126
Changes in operating assets and liabilities:
Prepaid expenses and other assets	7,416,597
Accounts payable, accrued expenses and other liabilities	2,766,426

Net Cash Provided By Operating Activities	14,155,150

Cash Flows From Investing Activities
Capital expenditures for property and equipment	(18,388,436)

Net Cash Used In Investing Activities	(18,388,436)

Net Decrease In Cash And Cash equivalents	(4,233,286)

Cash And Cash Equivalents - Beginning Of Period	5,095,024

Cash And Cash Equivalents - End Of Period	$861,738

See accompanying notes to unaudited combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO UNAUDITED COMBINED STATEMENT OF OPERATIONS

1.	General

The statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited combined financial statements for the period ended December 20, 2004. In the opinion of management, all adjustments that are deemed necessary have been made in order to fairly present the unaudited combined financial statements for the period and accounting policies have been consistently applied.

Independent Auditors’ Report

Members and Boards of Directors

Great Bear Lodge of Wisconsin Dells, LLC and

  Great Bear Lodge of Sandusky, LLC

Madison, Wisconsin

We have audited the accompanying combined balance sheet of Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC as of December 20, 2004 and December 31, 2003 and 2002, and the related combined statements of operations, members’ equity (deficit) and cash flows for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002. These combined financial statements are the responsibility of the management of Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC as of December 20, 2004 and December 31, 2003 and 2002, and the results of their combined operations and their cash flows for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

St. Louis, Missouri May 5, 2005

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

COMBINED BALANCE SHEET

	December 20, 2004	December 31,
		2003	2002
Assets
Current Assets
Cash and cash equivalents	$2,155,348	$1,181,318	$1,459,604
Certificates of deposit	—	2,991,810	3,165,434
Due from Class B Member	385,000	385,000	385,000
Accounts receivable (Note 5)	555,285	210,737	232,037
Inventories	662,653	648,159	558,008
Prepaid expenses	158,876	214,885	186,644

Total Current Assets	3,917,162	5,631,909	5,986,727

Property And Equipment (Notes 3 And 4)	51,956,429	57,135,713	61,287,118

Other Assets
Replacement reserve fund (Note 4)	1,354,908	2,386,852	1,053,790
Real estate tax escrow	205,036	186,465	261,900
Goodwill, net	24,456,689	24,456,689	24,456,689
Loan fees, net (Note 11)	527,177	567,297	591,501

Total Other Assets	26,543,810	27,597,303	26,363,880

TOTAL ASSETS	$82,417,401	$90,364,925	$93,637,725

Liabilities And Members’ Equity (Deficit)
Current Liabilities
Current maturities of long-term debt (Notes 4 and 11)	$75,663,531	$2,394,410	$1,711,428
Accounts payable	1,666,765	1,425,915	1,093,871
Accrued expenses	1,367,489	1,302,262	1,183,929
Gift certificates payable	770,984	700,640	738,852
Accrued interest expense	506,777	279,103	276,675
Accrued payroll	195,405	618,864	407,199
Accrued real estate taxes	1,334,639	1,103,938	1,003,640
Accounts payable - related party (Note 5)	173,190	264,986	379,612
Advance deposits	2,100,879	1,796,352	1,649,912
Note payable - related party (Note 5)	—	50,000	—
Due to Class A Member	385,000	385,000	385,000

Total Current Liabilities	84,164,659	10,321,470	8,830,118

Long-Term Debt (Notes 4 And 11)	36,510	75,433,543	76,339,066

Total Liabilities	84,201,169	85,755,013	85,169,184
Members’ Equity (Deficit)	(1,783,768)	4,609,912	8,468,541

TOTAL LIABILITIES & EQUITY	$82,417,401	$90,364,925	$93,637,725

See the accompanying notes to combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

COMBINED STATEMENT OF OPERATIONS

	For the Period Beginning January 1, 2004 And Ended December 20, 2004	For The Years Ended December 31,
		2003	2002
Revenues
Rooms	$27,596,922	$29,172,346	$28,995,017
Food and beverage	6,446,933	6,601,604	6,341,744
Other	4,861,169	4,944,122	5,090,895

Total Revenues	38,905,024	40,718,072	40,427,656

Departmental Expenses
Rooms	4,093,952	4,311,459	4,453,222
Food and beverage	5,380,278	4,925,076	4,861,466
Other	4,028,170	4,083,573	4,181,499

Total Departmental Expenses	13,502,400	13,320,108	13,496,187

Operating Expenses
Administrative and general	5,940,826	5,538,261	4,642,379
Property taxes, insurance and other	5,594,317	4,968,364	4,256,672
Management fees (Note 5)	1,327,834	1,030,268	1,417,918
Geographic development fee (Note 6)	694,519	989,222	432,348
Depreciation and amortization	8,000,986	8,089,757	8,414,284
Other	—	—	49,735

Total Operating Expenses	21,558,482	20,615,872	19,213,336

Income From Operations	3,844,142	6,782,092	7,718,133

Other Income (Expense)
Interest income	32,061	152,037	159,129
Interest expense	(4,549,132)	(4,817,758)	(5,054,850)

Total Other Income (Expense)	(4,517,071)	(4,665,721)	(4,895,721)

Net Income (Loss)	$(672,929)	$2,116,371	$2,822,412

See the accompanying notes to combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

COMBINED STATEMENT OF MEMBERS’ EQUITY (DEFICIT)

For The Period Beginning January 1, 2004 And Ended December 20, 2004

And For The Years Ended December 31, 2003 And 2002

	Great Bear Lodge Of Wisconsin Dells, LLC			Great Bear Lodge Of Sandusky, LLC				Combined
	GLGB Manager II, LLC (30%)	SunAmerica Housing Fund 815, LP (70%)	Total Members’ Equity (Deficit)	GLGB Manager I, LLC (20%)	GLGB Investor I, LLC (30%)	SunAmerica Housing Fund 726, LP (50%)	Total Members’ Equity (Deficit)	Total Members’ Equity (Deficit)
Balance (Deficit) - January 1, 2002	$(2,785,371)	$9,695,840	$6,910,469	$4,038	$3,016,833	$4,513,975	$7,534,846	$14,445,315
Net Income (Loss)	(27,145)	(63,337)	(90,482)	582,579	873,868	1,456,447	2,912,894	2,822,412
Contributions	—	—	—	—	—	814	814	814
Distributions	(440,000)	(2,310,000)	(2,750,000)	(1,989,347)	(1,356,506)	(2,704,147)	(6,050,000)	(8,800,000)

Balance (Deficit) - December 31, 2002	(3,252,516)	7,322,503	4,069,987	(1,402,730)	2,534,195	3,267,089	4,398,554	8,468,541
Net Income (Loss)	(382,638)	(892,821)	(1,275,459)	678,366	1,017,549	1,695,915	3,391,830	2,116,371
Distributions	—	—	—	(2,092,356)	(1,296,985)	(2,585,659)	(5,975,000)	(5,975,000)

Balance (Deficit) - December 31, 2003	(3,635,154)	6,429,682	2,794,528	(2,816,720)	2,254,759	2,377,345	1,815,384	4,609,912
Net Income (Loss)	(929,421)	(2,168,650)	(3,098,071)	485,028	727,543	1,212,571	2,425,142	(672,929)
Distributions	—	(682,987)	(682,987)	(1,750,280)	(1,099,704)	(2,187,780)	(5,037,764)	(5,720,751)

Balance (Deficit) - December 20, 2004	$(4,564,575)	$3,578,045	$(986,530)	$(4,081,972)	$1,882,598	$1,402,136	$(797,238)	$(1,783,768)

See the accompanying notes to combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

COMBINED STATEMENT OF CASH FLOWS

	For The Period Beginning January 1, 2004 And Ended December 20, 2004	For The Years Ended December 31,
		2003	2002
Cash Flows From Operating Activities
Net income (loss)	$(672,929)	$2,116,371	$2,822,412
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,000,986	8,089,757	8,414,284
Bad debt expense	—	3,742	1,750
Gain on asset disposal	—	(867)	—
Change in operating assets and liabilities:
Accounts receivable	(344,548)	17,558	61,393
Inventories	(14,494)	(90,151)	(100,006)
Prepaid expenses	56,009	(28,241)	(63,661)
Accounts payable	240,850	332,045	207,455
Accrued expenses	100,143	432,722	134,564
Gift certificates payable	70,344	(38,212)	17,009
Accounts payable - related party	(91,796)	(114,626)	288,776
Advance deposits	304,527	146,440	(423,162)

Net Cash Provided By Operating Activities	7,649,092	10,866,538	11,360,814

Cash Flows From Investing Activities
Capital expenditures	(2,597,077)	(3,695,161)	(4,167,960)
Net withdrawals from (contributions to) real estate tax escrow	(18,571)	75,435	4,784
Proceeds from sale of assets	—	26,000	—
Net deposits (to) from certificates of deposit	2,991,810	173,624	(1,804,949)
Net deposits (to) from replacement reserve fund	1,031,944	(1,333,062)	644,461

Net Cash Provided By (Used In) Investing Activities	1,408,106	(4,753,164)	(5,323,664)

Cash Flows From Financing Activities
Proceeds from line of credit	—	—	314,293
Principal payments on long-term debt	(2,127,912)	(1,191,975)	(49,170,665)
Proceeds from (payment on ) note payable - related party	(50,000)	50,000	—
Proceeds from issuance of debt	—	969,434	50,547,036
Payments for loan fees	(184,505)	(244,119)	(47,379)
Distributions to members	(5,720,751)	(5,975,000)	(8,800,000)
Capital contributions from members	—	—	814

Net Cash Used In Financing Activities	(8,083,168)	(6,391,660)	(7,155,901)

Net Increase (Decrease) In Cash and Cash Equivalents	974,030	(278,286)	(1,118,751)

Cash And Cash Equivalents - Beginning Of Period	1,181,318	1,459,604	2,578,355

Cash And Cash Equivalents - End Of Period	$2,155,348	1,181,318	1,459,604

Supplemental Disclosure Of Cash Flow Information
Interest paid	$4,321,458	4,815,330	4,781,755

See the accompanying notes to combined financial statements.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

1.	Summary Of Significant Accounting Policies

Principles Of Combination

The combined financial statements include the accounts of Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC (the Companies). The Companies have common ownership by entities related to AIG SunAmerica Housing Funds and the Great Lakes Companies, Inc. All material intercompany account balances and transactions have been eliminated in combination. The Companies’ operations are described in Note 2.

Estimates And Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash And Cash Equivalents

The Companies define cash and cash equivalents as highly liquid, short-term investments with a maturity at the date of acquisition of three months or less. The Companies maintain cash accounts which, at various times, exceed the Federal Deposit Insurance Corporation insured limits of $100,000 per bank.

Certificates Of Deposit

Certificates of deposit are valued at cost plus accrued interest which approximates fair value.

Accounts Receivable

Accounts receivable are reported at the amount management expects to collect on balances outstanding at year end. Management closely monitors outstanding balances and writes off, as of year end, all balances that have not been collected by the time the financial statements are issued.

Advertising

The Companies expense nonspecific and daily advertising costs to operations when incurred. Advertising expense was $2,557,868, $2,075,687 and $1,531,234 for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively, and is included in general and administrative expenses in the accompanying combined statement of operations. Expenditures incurred related to advertising in travel guides over a specific period of time are capitalized, and amortized over the life of the travel guide. Expenditures related to travel guide advertising were capitalized in the amount of $190,734 and $57,802 at December 20, 2004 and December 31, 2003, respectively, and are included in prepaid expenses.

Inventories

Inventories consist primarily of food, beverage, arcade and gift shop merchandise and are valued at lower of cost, using the first-in, first-out (FIFO) method or market.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

Property And Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives. Major expenditures for property and equipment are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income.

Buildings and improvements	40 years
Land improvements	15 years
Fixtures and equipment	3 -7 years

Interest on borrowings directly related to construction in process balances are capitalized during the construction period.

Goodwill

Great Bear Lodge of Wisconsin Dells, LLC has allocated $28,585,740 of the original purchase price of the resort acquired to goodwill.

Goodwill was being amortized using the straight-line method over 15 years through December 31, 2001. Accumulated amortization at December 20, 2004 and December 31, 2003 and 2002 was $4,129,051.

Effective for years beginning January 1, 2002, Financial Accounting Standards Board (FASB) Statement No. 142 states that goodwill shall not be amortized. Instead, goodwill is tested for impairment, and adjusted if applicable. Impairment is the condition that exists when the carrying amount of goodwill exceeds its implied fair value. If fair value exceeds the carrying cost, there is no impairment. FASB 142 does not change the tax method reporting for goodwill amortization.

At December 20, 2004, fair value exceeds the carrying cost and therefore no impairment has been recognized.

Loan Fees

At December 20, 2004, loan fees of $1,864,307 have been capitalized and are being amortized on a straight-line basis over the terms of the loans. Accumulated amortization was $1,337,130, $1,112,503 and $844,180 at December 20, 2004 and December 31, 2003 and 2002, respectively. Amortization of loan fees charged against income amounted to $224,625 for the period ended December 20, 2004 and $268,324 and $1,279,579 for the years ended December 31, 2003 and 2002, respectively.

Intangible And Long-Lived Assets

The Companies review the recoverability of intangible (other than goodwill) and long-lived assets whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. If the expected future cash flows from the use of such assets (undiscounted and without interest charges) are less than the carrying value, the Companies’ policies are to record a write-down, which is determined based on the difference between the carrying value of the asset and the estimated fair value. At December 20, 2004 and December 31, 2003 and 2002, no provision for impairment was considered necessary.

Revenue Recognition

The Companies recognize revenue from their resorts as earned on the close of business each day.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

Advance Deposits

Advance deposits are deposits made by the customers when reservations are made. The Companies’ policies are to charge a cancellation fee if reservations are canceled prior to 72 hours before the reserved date, with the remainder of the advance deposit refunded. Cancellations within 72 hours of the reserved date result in no refund of the advance deposit. The Companies invest cash received from advance deposits in interest bearing certificates of deposit. There are no specific requirements on investment of advance deposits.

Fair Value Of Financial Instruments

The carrying amounts of cash and cash equivalents, certificates of deposit, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of those instruments. At December 20, 2004, and December 31, 2003 and 2002, the Companies estimate that the fair value of their long-term debt is not materially different from their financial statement carrying value because either the stated interest rates fluctuate with current rates or the interest rates approximate the current rates at which the Companies borrow funds.

Income Taxes

The Companies are organized as separate limited liability companies. They are not taxpaying entities for federal or state income tax purposes and thus no provision for income taxes has been recorded in these combined financial statements. The Companies’ income, losses and credits are included in the income tax returns of their members.

Operating Agreements

Certain defined terms contained in the Operating Agreements are denoted with initial capital letters throughout the combined financial statements.

2.	Operations

Great Bear Lodge of Wisconsin Dells, LLC (the Dells) was formed between SunAmerica Housing Fund 815, LP, a Nevada limited partnership (Class A Member) and GLGB Manager II, LLC, a Delaware limited liability company (Class B Member), on October 7, 1999 in the State of Delaware. The Dells was established to purchase and operate a resort hotel, the Great Wolf Lodge in Wisconsin Dells, Wisconsin. The resort offers an indoor and outdoor waterpark, redemption arcade, themed restaurant, gift shop and fitness facility.

Great Bear Lodge of Sandusky, LLC (Sandusky) was formed between the Class A Member), the Class B Member and GLGB Manager I, LLC, a Delaware limited liability company (Class C Member) on May 20, 1999 in the State of Delaware. Sandusky was established to construct and operate a resort hotel, the Great Bear Lodge in Sandusky, Ohio. The resort, which opened March 2001, offers an indoor and outdoor waterpark, redemption arcade, themed restaurant, gift shops and fitness facility.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

3.	Property And Equipment

Property and equipment consist of:

	2004	2003	2002
Land and improvements	$9,082,849	$9,047,654	$8,952,472
Buildings and improvements	33,671,124	32,064,960	31,411,005
Fixtures and equipment	42,119,734	41,178,400	36,267,303
Construction in progress	—	2,650	1,993,723

	84,873,707	82,293,664	78,624,503
Less: Accumulated depreciation	32,917,278	25,157,951	17,337,385

	$51,956,429	$57,135,713	$61,287,118

Depreciation charged against income amounted to $7,776,361, $7,821,433 and $7,134,705 for the period ended December 20, 2004 and the years ended December 31, 2003 and 2002, respectively.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

4.	Long-Term Debt

Long-term debt consists of:

	2004	2003	2002
Dells

Note payable to a bank, payable in monthly installments of $375,973 including interest at the two-year Treasury note index rate plus 1.675% based on a 25-year amortization. The interest rate was adjusted on November 10, 2002 and will be adjusted once every 24 months thereafter. During the term of the loan, the rate cannot be less that 7% per year and cannot be greater that 8.375% per year. The effective rate was 7% at December 20, 2004. The note is collateralized by the property, security interest of the membership interest, and a security interest in the replacement reserve account. In connection with the IPO (Note 11), the balance of the note was repaid in full subsequent to December 20, 2004.

	$50,097,910	$50,930,563	$49,961,129

Note payable to Alliant Energy, payable in monthly installments of $1,635 including interest at 3%. The note is collateralized by equipment and is due in December 2007.	54,737	64,057	89,365
Sandusky

Notes payable to a bank, payable in monthly installments of interest only for the first 24 months and in equal monthly payments of principal and interest based on a 20-year amortization with principal and unpaid interest due on March 1, 2006. The Company has a one-year option to extend the maturity date. Interest is charged at the LIBOR rate plus 3% during the first 24 months and adjusted to a fixed rate of 4.65% for the subsequent 12 months. The note is secured by the property, unconditional guarantees of individual investors, guarantee of corporate guarantor (up to $6,000,000) and the Company’s replacement reserve, real estate tax escrow and operating cash accounts. In connection with the IPO (Note 11), the balance of the note was repaid in full subsequent to December 20, 2004.

	25,547,394	26,833,333	28,000,000

	75,700,041	77,827,953	78,050,494

Less: Current maturities	75,663,531	2,394,410	1,711,428

	$36,510	$75,433,543	$76,339,066

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

Interest expense charged against operations amounted to $4,549,132, $4,817,758 and $5,054,850 for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively.

In connection with the loan agreements, the Companies must maintain replacement reserve funds. The agreements require monthly deposits of 4% of gross operating revenues for the Dells and monthly amounts not below $41,666 for Sandusky to fund capital improvements and replacements. The replacement reserve funds are pledged as collateral for the notes payable. The Dells’ December 2004 and 2003 replacement reserve deposit was not funded timely in accordance with the loan agreement. The bank waived the 2004 violation, as the entire balance of the loan was repaid after December 20, 2004 (Note 11) without a penalty. The bank waived the 2003 violation in a letter dated May 10, 2004.

In addition, Sandusky’s Operating Agreement provides for a monthly deposit of 4% of gross operating revenues to fund capital improvements and replacements. This amount was under funded by approximately $681,000 and $364,000 at December 20, 2004 and December 31, 2003, respectively, both of which were approved by the Class A Member as required by the Operating Agreement.

During 2003, Sandusky entered into an agreement with the bank to extend the note payable for an additional 36 months. The interest rate will be reduced to the LIBOR rate plus 2.75%. All other terms and conditions of the current note will remain unchanged.

5.	Related Party Transactions

Dells

The Dells resort and facility is managed by The Great Lakes Companies, Inc., a company affiliated through common ownership with GLGB Manager II, LLC, the Class B Member. The management agreement requires a fee of 3% of the Company’s adjusted gross revenue for each fiscal year. Management fees of $297,941, $155,420 and $589,399 were expensed for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. Management fees of $220,593 were unpaid as of December 31, 2002 and are included in accounts payable - related party (see Note 8 regarding management fees during 2003).

The management agreement also provides for a central office services fee in an amount allocated among sharing hotels. Central office service fees amounted to $37,080 for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002. Central office fees of $9,720, $3,090 and $6,180 were unpaid as of December 20, 2004, December 31, 2003 and 2002, respectively, and are included in accounts payable - related party.

During 2003 and a portion of 2002, an affiliate of The Great Lakes Companies, Inc. received a central reservation fee of 1-1/2% of gross room revenues. Reservation fees of $188,935, $203,290 and $10,000 were expensed for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. Reservation fees of $9,644 were unpaid as of December 20, 2004 and are included in accounts payable - related party.

The Operating Agreement (the Agreement) provides an annual property asset management fee of $10,000 per year to SunAmerica Affordable Housing Partners, Inc., an affiliate of the Class A Member. Asset management fees of $1,667 and $10,000 were unpaid as of December 31, 2003 and 2002, respectively, and are included in accounts payable - related party.

Amounts due from The Great Lakes Companies, Inc. and affiliated entities amounted to $14,719, $21,278 and $44,675 and are included in accounts receivable at December 20, 2004 and December 31, 2003 and 2002, respectively.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

Sandusky

The Sandusky resort and facility is managed by The Great Lakes Companies, Inc., a company affiliated through common ownership with GLGB Manager I, LLC, the Class C Member. The management agreement requires a fee of 3% of the Company’s adjusted gross revenue for each fiscal year. Management fees of $630,802, $656,217 and $621,411 and were expensed for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. Management fees of $105,261, $152,740 and $83,480 were unpaid as of December 20, 2004, December 31, 2003 and 2002, respectively, and are included in accounts payable - related party. In addition, beginning in 2002, the management agreement requires a subordinated management fee of 1% of the Company’s adjusted gross revenue for each full fiscal year. Subordinated management fees of $218,631 and $207,108 were expensed for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. The management agreement also provides for a central office services fee in an amount allocated among sharing hotels. Central office service fees amounted to $32,520 for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. Central office fees of $2,710 and $2,710 were unpaid as of December 31, 2003 and 2002 and are included in accounts payable - related party.

Beginning in 2002, an affiliate of The Great Lakes Companies, Inc. received a central reservation fee of 2% of gross room revenues. Reservation fees of $223,397, $233,267 and $21,698 were expensed for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. Central reservation fees of $32,587, $51,411 and $13,856 were unpaid as of December 20, 2004, December 31, 2003 and 2002, respectively.

The Operating Agreement (the Agreement) provides an annual property asset management fee of $10,000 per year to SunAmerica Affordable Housing Partners, Inc., an affiliate of the Class A Member. Asset management fees of $10,000 were unpaid as of December 31, 2002, and are included in accounts payable - related party.

As noted above, accounts payable - related party includes management fees, central office service fees, asset management fees and miscellaneous expenses totaling $137,848, $257,146 and $97,671 as of December 20, 2004, December 31, 2003 and 2002, respectively.

During the year ended December 31, 2003, The Great Lakes Companies, Inc. funded amounts to Sandusky for operating expenses. As stated in the management agreement, the Great Lakes Companies, Inc. was not required to make such a payment and the amounts are due on demand. The unpaid balance as of December 31, 2003 was $50,000. The balance was repaid in January 2004, including interest of $3,781.

6.	Geographic Development Fee

Sandusky entered into a Geographic Development Agreement which provides for Tall Pines Development Corporation (Tall Pines) to be paid the following development fees for ten years ending March 2011: (1) Base Development Fee which represents a fee of 2% of the Company’s adjusted gross revenue for each fiscal year (2) Tier One Incentive Development Fee and/or (3) Tier Two Incentive Development Fee.

Tier One Incentive Development Fee is an amount equal to 1% of revenues if the following conditions are met: (1) Revenue per available room is greater than $100 and (2) Gross Operating Profit is greater than 45% and (3) the Company earns a minimum cash-on-cash return on equity of 10%. If only the third criteria is met for the fiscal year, Tall Pines shall be entitled to payment of  1/2 of the Tier One Incentive Development Fee.

Tier Two Incentive Development Fee is an amount equal to 1% of Revenue over and above the Base Development Fee and Tier One Incentive Development Fee. The following are the conditions: (1) Revenue per available room is greater than $125 and (2) Gross Operating Profit is greater than 45% and (3) the Company earns a minimum cash-on-cash return on equity of 10%.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

The Base Development Fee, which is required to be paid on a monthly basis, of $347,800, $364,821 and $346,180 was expensed for the period ended December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively. The base development fee of $47,000 and $23,814 was unpaid as of December 31, 2003 and 2002, respectively, and is included in accrued expenses.

For the years ended December 31, 2003 and 2002, only the third criteria of the Tier One Incentive Development Fee was met, which entitles Tall Pines to .5% of adjusted revenues. In addition, for the years ended December 31, 2003 and 2002, the criteria for the Tier Two Incentive Development Fee were not met. However, in 2003, an agreement was made with Tall Pines Development to waive the criteria described above as the nature of the agreement was not being upheld. Therefore, the fee associated with Tier One and Two were paid for 2004 and 2003, amounting to $347,260 and $364,821, respectively. Additional expenses of $259,580 were paid in 2003 which related to additional 2002 expenses.

7.	Profit Sharing Plan

The Companies maintain a 401(k) profit sharing plan covering all eligible employees. Employees become eligible after completing one year of service with at least 1,000 hours. Company contributions are discretionary. Currently, the Companies match 50% of the first 4% of each eligible employee’s contributions. The plan is sponsored by The Great Lakes Companies, covering multiple entities. The Companies combined contributions to the plan amounted to $72,072, $70,813 and $34,319 in 2004, 2003 and 2002, respectively.

8.	Allocation Of Profits, Losses And Cash Distributions

Dells

As defined in Dells’ Operating Agreement, net profits and losses are generally allocated 70% to SunAmerica Housing Fund 815, LP and 30% to GLGB Manager II, LLC, except that the Agreement specifies allocation limitations and special allocations in certain situations, including, “Capital Transactions.” The Agreement defines Capital Transactions as sale, refinance, exchange, transfer, assignment, or other disposition of all or any portion of the Dells resort.

The agreement also provides for priority distributions from Net Cash Flow, as defined in the Agreement, to be distributed in the following priority:

1.	First priority is a “Class A Senior Priority Return,” of 14% on its original capital contribution of $16,500,000 which calls for a cumulative return of $577,500 per calendar quarter to the Class A Member, payable 45 days after the end of the calendar quarter. Distributions under the Class A Senior Priority Requirements of $2,310,000 were made to the Class A Member during the year ended December 31, 2002. At December 31, 2003 and 2002, $385,000 was due to the Class A Member (see note below regarding 2004 and 2003 distributions and management fees).

2.	Second priority is payment of 12% interest per annum, or any optional capital contributions (OCC) to the Class A Member to fund operating deficits or other reasonable and necessary obligations of the Company.

3.	Third priority is repayment of “Class A Net OCC.”

4.	Fourth priority is payment of “Class B OCC Priority Return” at 12% interest per annum.

5.	Fifth priority is payment of “Class B Net OCC.”

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

6.	Sixth priority is distribution to the Class B Member equal to the “Catch-Up Amount,” which is defined as “Catch-Up Percentage,” Class B Percentage divided by Class A Percentage, multiplied by Class A Senior Priority Return for the calendar quarter preceding the “Payment Date,” as defined in the Agreement. Distributions under the sixth priority distribution requirements of $440,000 were made to the Class B Member for the years ended December 31, 2002.

7.	Seventh priority is distributions to the Class A Member until the Class A Net Mandatory Capital Contribution has been reduced to zero, in the ratio of Class A Percentage to the Class A Member, either as repayment of the “Equity Bridge Loans,” as defined, or in reduction of its Class A Net Mandatory Capital Contribution, or both, and the Class B Percentage to the Class B Member as distribution.

8.	Thereafter, as a distribution in the ratio of the Class A percentage to the Class A Member and the Class B percentage to the Class B Member. No distributions were required under this category during 2004, 2003 or 2002.

The Agreement provides for revisions to the above mentioned priorities upon the contribution of any additional capital by either the Class A or Class B Members.

During 2003, the Class A and Class B Members agreed in principle to limit “Class A Senior Priority Return” payments and the Class B Member’s management fees to support the Company’s current cash flow needs. The “Class A Senior Priority Return” will continue to be paid in the future as cash flow improves. The Class B Member’s management fees (3% of revenues) for the period ended December 20, 2004 and from April 2003 to December 2003 will not be funded and have been “waived” by the Class B Member. Management fees for 2004 and from April 2003 through December 2003 have not been accrued as of December 20, 2004 and December 31, 2003, respectively.

Sandusky

As defined in Sandusky’s Operating Agreement, net profits and losses are generally allocated 50% to SunAmerica Housing Fund 726, LP, 30% to GLGB Investor I, LLC, and 20% to GLGB Manager I, LLC, except that the Agreement specifies allocation limitations and special allocations in certain situations, including, “Capital Transactions.” The Agreement defines Capital Transactions as sale, refinance, exchange, transfer, assignment, or other disposition of all or any portion of the Sandusky resort.

The Agreement also provides for priority distributions from Net Cash Flow, as defined in the Agreement, to be distributed in the following priority:

1.	First priority is a “Class A Senior Priority Return,” of 12% on its original capital contribution of $8,000,000. Distributions under the Class A Senior Priority Requirements of $475,266, $503,047 and $692,245 were made to the Class A Member during the period ended December 20, 2004 and the years ended December 31, 2003 and 2002, respectively.

2.	Second priority is repayment of 12% interest per annum to the Class A Member for “Loan Returns.”

3.	Third priority is repayment of “Class A Net Term Loan Capital Contribution.”

4.	Fourth priority is payment of “Class C Net OCC Priority Return” at 12% interest per annum.

5.	Fifth priority is repayment of “Class A Net OCC.”

6.	Sixth priority is a “Class B Senior Priority Return,” of 12% on its original capital contribution of $4,000,000. Distributions under the Class B Senior Priority Requirement of $243,460, $255,678 and $350,555 were made to the Class B Member during the period ended December 20, 2004 and the years ended December 31, 2003 and 2002, respectively.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

7.	Seventh priority is payment of accrued “Class C Term Loan Priority Return.”

8.	Eighth priority is repayment of “Class C Net Term Loan Capital Contribution.”

9.	Ninth priority is payment of accrued “Class C Net OCC Priority Return.”

10.	Tenth priority is repayment “Class C Net OCC.”

11.	Eleventh priority is payment of “Class A Net Development Capital Contribution” until reduced to the Target Amount. Distributions after the Target Amount was reached were $1,712,514, $2,086,510 and $2,002,880 to the Class A Member, $856,257, $1,043,255 and $1,001,440 to the Class B Member and $1,712,514, $2,086,510 and $2,002,880 to the Class C Member for the period ended December 20, 2004 and the years ended December 31, 2003 and 2002, respectively.

12.	Twelfth priority is repayment of “Class A Net Development Capital Contribution.”

13.	Thereafter, as a distribution in the ratio of the Class A percentage to the Class A Member, the Class B percentage to the Class B Member and the Class C percentage to the Class C Member.

The Agreement provides for revisions to the above mentioned priorities upon the contribution of any additional capital by any of the members.

9.	Commitment

During 2003, the Dells obtained a loan commitment with a lender in an amount not to exceed the lesser of $21,000,000 or 75% of the appraised value of the pending condominium development and water park expansion project adjacent to the existing “Dells” facility to fund the construction of condominiums. In connection with the loan commitment, the Company paid approximately $158,000 to the lender which has been capitalized as of December 31, 2003 and will be amortized over the term of the two year agreement. The commitment is for 24 months, bears interest at either an annual fixed rate of 7.25% or a variable annual rate of the prime rate plus 1.625% (not to be below 6.75% per year) and is secured by a first deed of trust on the condominium development, assignment of all condominium rents, construction commitment deposits and personal guarantees of certain officers of the Great Lakes Companies, Inc. As of December 20, 2004, no amounts have been borrowed against this commitment.

10.	Legal Matters

During the normal course of business, the Dells and Sandusky are involved in various legal matters that, in the opinion of management, are not expected to have a material effect on either the financial position or the operating results of the Dells and Sandusky.

11.	Subsequent Events

Great Wolf Resorts, Inc. (GWR) was incorporated in May 2004 in anticipation of the initial public offering of its common stock (the IPO). The IPO closed on December 20, 2004, concurrently with the completion of various formation transactions (the Formation Transactions). Pursuant to the Formation Transactions, GWR acquired the Companies. The owners of the Companies received cash, unregistered shares of GWR’s common stock or a combination of cash and unregistered shares of GWR’s common stock. GWR issued 1,319,543 shares of its common stock and paid approximately $38,938,000 in cash in connection with these acquisitions.

GREAT BEAR LODGE OF WISCONSIN DELLS, LLC

AND GREAT BEAR LODGE OF SANDUSKY, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

December 20, 2004, December 31, 2003 And 2002

In conjunction with the transaction, notes payable by the Great Bear Lodge of Wisconsin Dells, LLC and the Great Bear Lodge of Sandusky, LLC of $50,097,911 and $25,547,394, respectively, were paid in full with a portion of the proceeds from the IPO. In addition, a former member’s ownership (held by entities related to AIG SunAmerica Housing Funds) of the Great Bear Lodge of Wisconsin Dells, LLC and the Great Bear Lodge of Sandusky, LLC was purchased by GWR as a part of the formation transactions. Although the funding of the agreed-upon purchase of AIG SunAmerica Housing Funds’ interests was completed at the closing of the IPO, GWR and AIG SunAmerica Housing Funds are currently negotiating final settlement of the purchase. The final amount for GWR due to or from AIG SunAmerica Housing Funds, if any, has not been determined and in the opinion of management will not have a material effect on either the financial position or operating results of the Dells and Sandusky.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL INFORMATION

The accompanying Unaudited Pro Forma Consolidated Balance Sheet of CNL Income Properties, Inc. (the “Company”) is presented as if the transactions described in Note (c) had occurred on June 30, 2005.

The following Unaudited Pro Forma Consolidated Statements of Operations are presented for the six months ended June 30, 2005 and the year ended December 31, 2004 (the “Pro Forma Periods”), and include certain pro forma adjustments to illustrate the estimated effect of the transactions described in the notes to the pro forma financial statements as if they had occurred on January 1, 2004.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

JUNE 30, 2005

	Historical (a)	Pro Forma Adjustments		Pro Forma
ASSETS

Investment in unconsolidated entities	$124,536,507	$84,316,265	(c)	$208,852,772
Cash	35,402,436	45,670,891	(b)	—
		(81,073,327	) (c)
Distributions receivable from unconsolidated entities	2,459,312	—		2,459,312
Prepaid expenses	164,113	—		164,113
Deferred offering costs	6,472,775	—		6,472,775
Other assets	1,968,422	1,556,962	(b)	282,451
		(3,242,933	) (c)

Total Assets	$171,003,565	$47,227,858		$218,231,423

LIABILITIES AND STOCKHOLDERS’ EQUITY

Line of credit	$1,973,467	$—		$1,973,467
Accounts payable and accrued expenses	992,752	—		992,752
Due to affiliates	8,157,393	—		8,157,393
Other liabilities	135,576	—		135,576

Total Liabilities	11,259,188	—		11,259,188

Commitments and Contingencies

Stockholders’ equity:
Preferred stock, $.01 par value per share 200 million shares authorized and unissued	—	—		—
Excess shares, $.01 par value per share 120 million shares authorized and unissued	—	—		—
Common stock, $.01 par value per share One billion shares authorized at June 30, 2005, 18,692,801 shares issued and outstanding (historical) 23,882,675 shares issued and outstanding (pro forma basis)	186,928	51,899	(b)	238,827
Capital in excess of par value	161,853,025	47,175,959	(b)	209,028,984
Net loss and distributions in excess thereof	(2,295,576)	—		(2,295,576)

	159,744,377	47,227,858		206,972,235

Total Liabilities and Stockholders’ Equity	$171,003,565	$47,227,858		$218,231,423

See accompanying notes to unaudited pro forma consolidated financial statements

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2005

	Historical (1)	Pro Forma Adjustments		Pro Forma Results
Revenues	$—	$—		$—

Expenses:
General and administrative	954,758	—		954,758
Asset management fees to advisor	990,952	847,954	(7)	1,838,906

	1,945,710	847,954		2,793,664

Operating loss	(1,945,710)	(847,954)		(2,793,664)

Other income:
Interest income	357,069	(357,069	)(2)	—
Interest expense and loan cost amortization	(24,516)	—		(24,516)
Equity in earnings of unconsolidated entities	4,482,098	1,985,903	(3)	8,046,243
	—	1,694,476	(4)	—
	—	(116,234	)(6)	—

Total other income	4,814,651	3,207,076		8,021,727

Net income	$2,868,941	$2,359,122		$5,228,063

Earnings Per Share of Common Stock (Basic and Diluted)	$0.21			$0.23

Weighted Average Number of Shares of Common Stock Outstanding (Basic and Diluted)	13,358,566	(8)		22,636,933

See accompanying notes to unaudited pro forma consolidated financial statement

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

	Historical (1)	Pro Forma Adjustments		Pro Forma Results
Revenues	$—	$—		$—

Expenses:
General and administrative	1,259,119	—		1,259,119
Asset management fees to advisor	—	3,677,811	(7)	3,677,811
Organization costs	21,351	—		21,351

	1,280,470	3,677,811		4,958,281

Operating loss	(1,280,470)	(3,677,811)		(4,958,281)

Other income:
Interest income	378,741	(378,741	)(2)	—
Equity in earnings of unconsolidated entities	218,466	6,336,388	(3)	18,974,502
	—	8,018,803	(4)	—
	—	5,130,885	(5)	—
	—	(730,040	)(6)	—

Total other income	597,207	18,377,295		18,974,502

Net income (loss)	$(683,263)	$14,699,484		$14,016,221

Earnings (loss) Per Share of Common Stock (Basic and Diluted)	$(0.17)			$0.62

Weighted Average Number of Shares of Common Stock Outstanding (Basic and Diluted)	4,075,979	(8)		22,636,933

See accompanying notes to unaudited pro forma consolidated financial statements

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet:

(a)	Reflects the Company’s historical balance sheet as of June 30, 2005.

(b)	Represents the receipt of approximately $52.0 million in additional gross offering proceeds from the sale of 5,189,874 shares and the payment of selling commissions of approximately $3.4 million (6.5% of gross proceeds) and marketing support fees of approximately $1.3 million (2.5% of gross proceeds), both of which have been netted against stockholders’ equity. Also reflects the payment and capitalization of additional acquisition fees of approximately $1.6 million (3.0% of gross proceeds). The additional offering proceeds included in the pro forma adjustments have been limited to approximate the amount of proceeds necessary to acquire the Company’s investments described in Note (c).

(c)	On October 11, 2005, the Company entered into a joint venture (the “GW Partnership”) with Great Wolf Resorts, Inc. and affiliates (“Great Wolf”) that acquired two waterpark resorts: the 309-suite Great Wolf Lodge in Wisconsin Dells, Wisconsin and the 271-suite Great Wolf Lodge in Sandusky, Ohio (the “Properties”), both of which were previously owned and operated by Great Wolf. The Properties were contributed to the GW Partnership from Great Wolf and valued at $114.5 million, excluding transaction costs of approximately $1.3 million.

The pro forma adjustment reflects the Company’s investment in the GW Partnership of approximately $84.3 million, including approximately $81.1 million in cash contributions and the reclassification of certain acquisition fees and costs of approximately $3.2 million that were previously capitalized in other assets. In total, the investment represents a 70% equity interest in the GW Partnership.

The venture was evaluated in accordance with FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (“FIN 46”) and it was determined that the Company is not the primary beneficiary due to the greater variability of expected cash flows, rights and obligations retained by Great Wolf and the disproportionate economic interests of the venture partners as compared to their respective ownership and voting percentages. Accordingly, the Company accounts for the investments under the equity method of accounting.

Unaudited Pro Forma Consolidated Statements of Operations:

(1)	Represents the Company’s historical operating results for the respective Pro Forma Periods being presented.

(2)	Reflects a reduction in interest income due to the decrease in the amount of cash available to invest in interest bearing accounts after the Company’s purchase of its interest in the properties described in Notes (3), (4) and (5) below.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

(3)	The pro forma adjustment represents the Company’s equity in earnings generated from the unconsolidated GW Partnership as described in Note (c) above. The following estimated operating results of the properties owned by the GW Partnership and equity in earnings of the Company are presented as if the investment had been made on January 1, 2004:

	Pro Forma Period Ended
	June 30, 2005	December 31, 2004
Revenues (hotel operations) (i)	$18,645,139	$38,905,024
Hotel operating expenses (i)	(7,148,163)	(13,502,400)
Other property operating costs (i)	(6,415,074)	(11,535,143)
Management & license fees (ii)	(1,305,160)	(2,723,352)
Depreciation and amortization (iii)	(2,344,056)	(4,688,112)

Pro forma net income of the Properties	$1,432,686	$6,456,017

Allocation of income (loss) to:
Great Wolf	$(553,217)	$119,629

The Company	$1,985,903	$6,336,388

FOOTNOTES:

i.	Amounts for the pro forma period ended December 31, 2004 are derived from the audited combined statement of operations for the period beginning January 1, 2004 and ended December 20, 2004. Amounts for the pro forma period ended June 30, 2005 are derived from the unaudited combined statement of operations for the six months ended June 30, 2005.

ii.	A subsidiary of Great Wolf will continue to operate the Properties and license the Great Wolf Lodge brand to the venture pursuant to a 25-year management and license agreement. The agreement provides for management fees of 3% and license fees of 3% to be paid based on a percentage of gross revenue. In addition, there is a 1% license fee paid to a third party.

iii.	Depreciation and amortization of long-lived assets is based on a preliminary allocation of the base purchase price of the Properties of $114.5 million and estimated closing costs.

The allocation of profits and losses to the venture partners of the GW Partnership are based on the equity ownership percentages of the respective partners. The distribution of cash flows is distributed to each partner first to pay preferences on unreturned capital balances and the residual is allocated based on each partners’ respective ownership percentage. The Company records its share of equity in earnings of the GW Partnership using the hypothetical liquidation at book value (“HLBV”) method of accounting. Under the HLBV method, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

(4)	The pro forma adjustment represents the Company’s equity in earnings generated from an unconsolidated partnership (the “DMC Partnership”) with Dallas Market Center Company Ltd. (“DMC”). On January 14, 2005, the Company announced its intent to form the DMC Partnership to acquire, in two phases, interests in certain real estate and related assets at the Dallas Market Center in Dallas, Texas. In the first phase, which occurred on February 14 and March 11, 2005, the DMC Partnership was formed and acquired the Trade Mart, the World Trade Center, Market Hall and surface and garage parking areas at the Dallas Market Center (the “DMC Property”). The DMC Property consists of approximately 4.3 million leaseable square feet of showroom and exhibition space and is leased to Dallas Market Center Operating, L.P., a subsidiary of the existing management company, Market Center Management Company, Ltd., (“MCMC”) which continues to manage the DMC Property. The Company invested approximately $60.0 million in the DMC Partnership, excluding transaction costs, for an 80% equity ownership interest in the DMC Property.

In phase two of the transaction, which was completed on May 25, 2005, the Company invested an additional $11.2 million in the DMC Partnership, excluding certain transaction costs and fees. Concurrently, the DMC Partnership acquired the International Floral and Gift Center (the “IFGC”) located at the Dallas Market Center. The IFGC consists of approximately 440,000 square feet of wholesale merchandising and exhibition space and is leased to a subsidiary of MCMC which continues to manage the IFGC. The DMC Partnership acquired the IFGC for approximately $31.0 million including the assumption of an existing mortgage loan in the amount of approximately $17.0 million. The Company’s $11.2 million investment represents its 80% equity ownership interest in the IFGC.

The DMC Partnership was evaluated in accordance with FIN 46 and was determined to be a variable interest entity in which the Company is not the primary beneficiary. Accordingly, the Company has accounted for its interest in the DMC Partnership under the equity method of accounting. The DMC Partnership agreement provides for allocations of income, losses and cash flows in varying amounts based on certain factors, including performance and the Company receives an annual preferred return on its investment. Accordingly, the Company has reflected its equity in earnings of the partnership under the HLBV method of accounting.

The following estimated operating results of the properties owned by the DMC Partnership and the allocation of profits and losses are presented as if the investment had been made on January 1, 2004:

	Pro Forma Period Ended
	June 30, 2005	December 31, 2004
Revenue (net rental revenues under triple-net leases)	$12,149,000	$24,298,000
Depreciation and amortization	(3,610,391)	(7,220,783)
Interest expense including loan cost amortization of $75,379 and $150,758, respectively	(4,824,053)	(9,648,105)

Pro forma net income of the DMC Property and IFGC	$3,714,556	$7,429,112

Allocation of income (loss) to:
DMC	$(294,846)	$(589,691)

The Company	$4,009,402	$8,018,803
Less: amount recognized in historical results	(2,314,926)	—

Net pro forma income adjustment	$1,694,476	$8,018,803

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

(5)	Reflects the Company’s estimated equity in earnings from its investment in unconsolidated entities acquired prior to December 31, 2004 as follows:

In August 2004, the Company entered into a commitment to acquire an 80% interest in certain existing retail and commercial real estate properties located in and around various ski and golf resort villages through a partnership with Intrawest Corporation and affiliates (collectively “Intrawest”). Intrawest owned and operated these properties prior to these transactions and continues to own an interest in and operate the properties under long-term management agreements. The Company’s interest in the properties was acquired from Intrawest through a series of transactions in December 2004.

On December 3, 2004, the Company formed a trust (the “Trust”) that acquired retail and commercial real estate at two resort villages: the Village at Blue Mountain located in Ontario, Canada and Whistler Creekside, located in British Columbia, Canada (the “Canadian Properties”) from Intrawest for an aggregate purchase price of approximately $30.3 million excluding transaction costs. The Trust was funded with mezzanine loans totaling approximately $11.2 million, of which 80% was provided by the Company and 20% by Intrawest, and a $22.3 million mortgage loan obtained from a third party lender. The Canadian Properties are leased to CNL Income Canada Lessee Corp. (the “CNL Tenant”), which in turn assumed the existing in-place leases with the multiple tenants at the Canadian Properties.

The Company also acquired an 80% interest (a .01% general partnership interest and a 79.99% limited partnership interest) in CNL Village Retail Partnership, LP (the “Intrawest Partnership”), with the remaining interest held by Intrawest. The Partnership was capitalized with approximately $38.0 million, of which 80% was provided by the Company and 20% by Intrawest. On December 16, 2004, the Intrawest Partnership acquired certain retail and commercial real estate at five additional resort villages: the Village at Copper Mountain, Colorado; the Village at Mammoth Mountain, California; the Village at Baytowne Wharf, Florida; the Village at Snowshoe Mountain, West Virginia; and the Village at Stratton, Vermont (the “U.S. Properties”) from Intrawest for an aggregate purchase price of $80.6 million excluding transaction costs. The Intrawest Partnership borrowed $45.0 million under temporary bridge financing to fund the acquisition of the U.S. Properties. On May 20, 2005, the $45.0 million bridge loan was refinanced with loans with Sun Life Assurance Company of Canada in the aggregate principal amount of $46.0 million. The loans bear interest at a fixed rate of 5.75%.

The Company evaluated the Trust, the CNL Tenant, and the Intrawest Partnership in accordance with FIN 46 and determined that the Company is not the primary beneficiary of these variable interest entities due to the significant rights and obligations retained by Intrawest and the disproportionate economic interests of the venture partners as compared to their respective ownership percentages. Accordingly, the Company accounts for these investments under the equity method of accounting.

The allocation of profits and losses and distribution of cash flows to the partners of the Intrawest Partnership are dependent, in part, upon the cash flows generated from the Canadian Properties through the Trust and the CNL Tenant and are disproportionate to the ownership percentages of the respective partners. Generally, net cash flow is distributed to each partner first to pay preferences on unreturned capital balances and thereafter in accordance with specified residual sharing percentage as specified in the partnership agreement. The Company records its share of equity in earnings of the entities using the HLBV method of accounting. Under the HLBV method, the Company recognizes income in each period equal to the change in its share of assumed proceeds from the liquidation of the underlying unconsolidated entities at depreciated book value.

CNL INCOME PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Statements of Operations (Continued):

The following estimated operating results of the properties owned through the partnerships and a trust with Intrawest and the related allocation of profits and losses to the partners are presented as if the investment had been made on January 1, 2004:

Revenues (in excess of certain expenses) (i)	$11,127,698
Depreciation and amortization	(5,568,053)
Property management fee	(451,655)
Interest expense including loan cost amortization of $64,058	(4,296,828)

Pro forma net income of properties owned by unconsolidated entities	$811,162

Allocation of income (loss) to:
Intrawest	$(4,538,189)

The Company	$5,349,351
Less: amount recognized in historical results	(218,466)

Net pro forma income adjustment	$5,130,885

FOOTNOTES:

i.	The estimated rental income and related operating expenses for the Canadian and U.S. Properties is derived from the actual operating results during the period in which the properties were owned by the Intrawest Partnership and Trust.

(6)	Represents additional amortization of capitalized acquisition fees and debt acquisition fees paid to the Company’s advisor. The fees are paid and capitalized upon the sale of shares or incurrence of debt and subsequently allocated to the basis of the investments upon closing. These capitalized fees are amortized over the life of the related underlying assets or debt amortization period.

(7)	Represents asset management fees associated with owning interests in the properties through the unconsolidated entities. The assets are managed by the Company’s advisor for an annual asset management fee of 1% of the Company’s pro-rata share of the “Real Estate Asset Value” as defined in the Company’s Prospectus dated April 18, 2005.

(8)	Historical earnings per share were calculated based upon the actual weighted average number of shares of common stock outstanding during the respective Pro Forma Periods presented. The pro forma earnings per share were calculated assuming that proceeds from the sale of shares were sufficient to fund the acquisitions described in Notes (3), (4), and (5) above at the beginning of the Pro Forma Periods and that those shares of common stock were outstanding for the entire Pro Forma Periods presented.